Item No. 77Q (Copies of any merger or
consolidation agreement, and other
documents relevant to the information
sought in sub-item 77M) - Attachment

Eaton Vance National Municipals Fund
("National Fund") was the surviving Fund in a merger with Eaton Vance Florida Plus
Municipals Fund ("Florida Plus Fund").  The
Plan of Reorganization and other documents relevant to the merger are incorporated by reference to the Form N-14 filings (and amendments thereto) filed by Eaton Vance
Municipals Trust on July 17, 2009 (Accession
No. 0000940394-08-001102), September 5,
2008 (Accession No. 0000940394-08-001227
and January 22, 2009 (Accession No.
0000940394-09-000022).

Eaton Vance National Municipals Fund
("National Fund") was the surviving Fund in a merger with Eaton Vance Hawaii Municipals
Fund ("HI Fund"), Eaton Vance Mississippi
Municipals Fund ("MS Fund") and Eaton Vance
West Virginia Municipals Fund ("WV Fund")
(collectively, the "State Funds").  The Plan of
Reorganization and other documents relevant to the merger are incorporated by reference to the Form N-14 filings (and amendments thereto) filed by Eaton Vance Municipals Trust on June
22, 2009 (Accession No. 0000940394-09-
000456) and August 12, 2009 (Accession No.
0000940394-09-000611).